Exhibit 23.2

                  [Letterhead of Kingery, Crouse & Hohl, P.A.]

January 27, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form 8K of our report dated February 16, 1999 (except for Note J as to which the Date is May 1, 1999), with respect to the financial statements of CDbeat.com, Inc. as of and for the period May 8, 1998 (date of incorporation) to December 31, 1998, filed with the Securities and Exchange Commission as part of the registration statement on Form SB-2.


/s/ KINGERY CROUSE & HOHL, P.A.